UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

MISTER GOODY, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54517	27-5414480
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14762 Wildflower Lane Boynton Beach, Florida		33446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-396-0554

Not Applicable

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02

Results of Operations and Financial Condition

Mister Goody, Inc. (“Mister Goody” or the “Company”) is currently finalizing its financial results for the three months ended September 30, 2013. While complete financial information and operating data as of and for such period are not available, our management preliminarily estimates revenue for the quarter ended September 30, 2013 of more than $110,000, for The Naked Edge, LLC, a partially owned subsidiary.

The estimate above is preliminary and may change. Our auditors have not completed our normal quarterly review procedures for the quarter ended September 30, 2013 and there can be no assurance that our final revenue reported for the quarter will not differ from the estimate as a result of quarter-end closing procedures or review adjustments and such changes could be material. The estimate should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP or as a measure of our performance.

Item 7.01

Regulation FD Disclosure

On October 3, 2013, Mister Goody issued a press release which reported estimated sales for the quarter ended September, 2013. A copy of the release is attached as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

Description

99.1

Press release dated October 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2013

MISTER GOODY, INC.

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer